Exhibit 99.1

REALOGY REPORTS THIRD QUARTER
2020 FINANCIAL RESULTS

MADISON, N.J. (October 29, 2020) - Realogy Holdings Corp. (NYSE: RLGY), the largest full-service residential real estate services company in the United States, today reported financial results for the third quarter ended September 30, 2020.
“I am incredibly proud of Realogy’s third quarter. We generated $309 million of Operating EBITDA, grew closed transaction volume 28%, gained market share, and materially reduced our debt,” said Ryan Schneider, Realogy's chief executive officer and president. “Our strategic progress, agent and brand power, and technology initiatives, amplified by the very strong housing market, drove Realogy's results. And with very strong preliminary October volumes, we are excited as we look ahead.”

“In the third quarter, Realogy continued to execute from a position of strength, delivering exceptional top-line and bottom-line growth,” said Charlotte Simonelli, Realogy's executive vice president, chief financial officer and treasurer. “We improved operating margins, captured greater share of transaction economics with our mortgage joint venture and title operations, stayed laser focused on cost management and simplification, and strengthened our balance sheet. Overall, Realogy’s financial profile is much stronger today, and I am optimistic for our future.”

Third Quarter 2020 Highlights
•Generated revenue of $1.9 billion, an increase of 20% or $307 million year-over-year.
•Reported Net income of $145 million from continuing operations and Net income of $98 million including discontinued operations.
•Generated Operating EBITDA from continuing operations of $309 million, an increase of $103 million year-over-year, driven by higher transaction volume and strong performance at the GRA mortgage JV (See Table 5a).
•Title and mortgage continued to contribute meaningfully to our business results, generating approximately $95 million in third quarter Operating EBITDA.
•Combined closed transaction volume increased 28% year-over-year in the third quarter with improving transaction volume through the quarter. Unit growth contributed 12% to this volume improvement across both Brokerage and Franchise businesses.
•Generated Free Cash Flow from continuing operations of $344 million vs. $116 million for the corresponding quarter last year and $395 million including discontinued operations vs. $174 million for the corresponding quarter last year (See Table 7).
•Strengthened the balance sheet reducing net debt by $276 million vs. third quarter 2019 with the Net Debt Leverage Ratio declining to 4.2x (See Table 8b).
•Grew Brokerage agents 2% year-over-year with continued improving retention.

Exhibit 99.1

Third Quarter 2020 Financial Highlights
The following table sets forth Realogy’s financial highlights for the periods presented (in millions, except per share data) (unaudited):

	Three Months Ended September 30,
	2020	2019	Change	% Change
Revenue	$1,857	$1,550	$307	20%
Operating EBITDA [1]	309	206	103	50
Operating EBITDA including discontinued operations [1]	313	223	90	40
Net income (loss) attributable to Realogy	98	(113)	211	187
Adjusted net income [2]	159	64	95	148
Basic earnings (loss) per share	0.85	(0.99)	1.84	186
Adjusted earnings per share [2]	1.38	0.56	0.82	146
Free Cash Flow [3]	344	116	228	197
Free Cash Flow including discontinued operations [3]	395	174	221	127
Net cash provided by operating activities	$385	$174	$211	121%

Select Key Drivers
Realogy Franchise Group 4 5
Closed homesale sides	336,737	299,937		12%
Average homesale price	$367,095	$314,984		17%
Realogy Brokerage Group [5]
Closed homesale sides	101,890	92,399		10%
Average homesale price	$563,513	$509,425		11%
Realogy Title Group
Purchase title and closing units	45,788	41,619		10%
Refinance title and closing units	18,387	8,014		129%
_______________
Footnotes:
* not meaningful
1 See Tables 5a and 5b. Operating EBITDA is defined as net income (loss) before depreciation and amortization, interest expense, net, income taxes, and other items that are not core to the operating activities of the Company such as restructuring charges, former parent legacy items, gains or losses on the early extinguishment of debt, impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets. Operating EBITDA including discontinued operations is defined as Operating EBITDA, as defined above plus the Operating EBITDA contribution from discontinued operations on the same basis.
2 See Table 1a. Adjusted Net income (loss) is defined as net income (loss) before mark-to-market interest rate swap adjustments, former parent legacy items, restructuring charges, (gain) loss on the early extinguishment of debt, impairments, the tax effect of the foregoing adjustments and net income (loss) from discontinued operations. Adjusted earnings (loss) per share is Adjusted net income (loss) divided by the weighted average common and common equivalent shares outstanding.
3 See Table 7. Free Cash Flow is defined as net income (loss) attributable to Realogy before income tax expense (benefit), net of payments, net interest expense, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, impairments, (gain) loss on the early extinguishment of debt and working capital adjustments. Free Cash Flow including discontinued operations is defined as Free Cash Flow, as defined above plus the Free Cash Flow contribution from discontinued operations on the same basis.
4 Includes all franchisees except for Realogy Brokerage Group.
5 The Company's combined homesale transaction volume growth (transaction sides multiplied by average sale price) increased 28% compared with the third quarter of 2019.
Cartus Relocation Services remained in discontinued operations for the third quarter of 2020 in accordance with GAAP.

Exhibit 99.1

Balance Sheet and Capital Allocation
The Company ended the third quarter 2020 with cash and cash equivalents of $379 million*. Total corporate debt, including the short-term portion, net of cash and cash equivalents (net corporate debt), totaled $3.0 billion at September 30, 2020. The Company's Net Debt Leverage Ratio was 4.2x at September 30, 2020 (see Table 8b).
On October 27, 2020, the Company repaid the remaining $140 million balance on its revolving credit facility.
The Company expects to continue to prioritize investing in its business and reducing leverage over other potential uses of cash.
A consolidated balance sheet is included as Table 2 of this press release.
______________
* excludes restricted cash

Investor Conference Call
Today, October 29, at 8:30 a.m. (ET), Realogy will hold a conference call via webcast to review its Q3 2020 results and provide a business update. The webcast will be hosted by Ryan Schneider, chief executive officer and president, and Charlotte Simonelli, chief financial officer, and will conclude with an investor Q&A period with management.
Investors may access the conference call live via webcast at ir.realogy.com or by dialing (833) 646-0499 (toll free); international participants should dial (918) 922-3007. Please dial in at least 5 to 10 minutes prior to start time. A webcast replay also will be available on the website.
About Realogy Holdings Corp.
Realogy Holdings Corp. (NYSE: RLGY) is the leading and most integrated provider of U.S. residential real estate services, encompassing franchise, brokerage, relocation, and title and settlement businesses as well as a mortgage joint venture. Realogy's diverse brand portfolio includes some of the most recognized names in real estate: Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, Corcoran®, ERA®, and Sotheby's International Realty®. Using innovative technology, data and marketing products, best-in-class learning and support services, and high-quality lead generation programs, Realogy fuels the productivity of independent sales agents, helping them build stronger businesses and best serve today’s consumers. Realogy's affiliated brokerages operate around the world with approximately 189,000 independent sales agents in the United States and more than 129,000 independent sales agents in 114 other countries and territories. Recognized for nine consecutive years as one of the World’s Most Ethical Companies, Realogy has also been designated a Great Place to Work three years in a row and one of Forbes’ Best Employers for Diversity. Realogy is headquartered in Madison, New Jersey.
Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Realogy Holdings Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "potential" and "plans" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
The following include some, but not all, of the factors that could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements. Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the coronavirus disease (COVID-19) pandemic: the extent, duration and severity of the spread of the COVID-19 pandemic and economic consequences stemming from the COVID-19 crisis (including continued economic contraction and/or the failure of any recovery to be sustained) as well as related risks and the impact of any of the

Exhibit 99.1

foregoing on our business, results of operations and liquidity; adverse developments or the absence of sustained improvement in general business, economic or political conditions or the U.S. residential real estate markets, either regionally or nationally, including but not limited to a decline in consumer confidence or spending, weak capital, credit and financial markets and/or the instability of financial institutions, intensifying or continued economic contraction in the U.S. economy, including the impact of recessions, slow economic growth, or a deterioration in other economic factors (including potential consumer, business or governmental defaults or delinquencies due to the COVID-19 crisis or otherwise), continued low or accelerated declines in home inventory levels, continuing high levels of unemployment and/or declining wages or stagnant wage growth in the U.S., the economic impact of the termination and/or substantial curtailment of, or failure to extend, one or more federal and/or state programs meant to assist businesses and individuals navigate COVID-19 related financial challenges, an increase in potential homebuyers with low credit ratings, inability to afford down payments, or other mortgage challenges due to disrupted earnings, including constraints on the availability of mortgage financing, an increase in foreclosure activity, a reduction in the affordability of housing, including in connection with rising home prices, a decline or lack of improvement in the number of homesales, stagnant or declining home prices, higher mortgage rates due to increases in long-term interest rates, a lack of improvement or deceleration in the building of new housing, the potential negative impact of certain provisions of the Tax Cuts and Jobs Act of 2017 (the "2017 Tax Act") on home values over time in states with high property, sales and state and local income taxes or on homeownership rates, and/or geopolitical and economic instability (including uncertainty around the 2020 U.S. election); risks associated with our substantial indebtedness, interest obligations and the restrictions contained in our debt agreements as well as risks relating to our having to dedicate a significant portion of our cash flows from operations to service our debt and our ability to refinance or repay our indebtedness or incur additional indebtedness; the impact of increased competition in the industry for clients, for the affiliation of independent sales agents and for the affiliation of franchisees on our results of operations and market share; the impact of disruption in the residential real estate brokerage industry, and on our results of operations and financial condition, as a result of actions taken by listing aggregators to monetize their concentration and market power, including, among other things, expanding into the brokerage business, diluting the relationship between agents and brokers (and between agents and the consumer), and consolidating and leveraging data; continuing pressure on the share of gross commission income paid by our company owned brokerages and affiliated franchisees to affiliated independent sales agents and sales agent teams; our inability to develop products, technology and programs (including our company-directed affinity programs) that support our business strategy; our geographic and high-end market concentration; our inability to enter into franchise agreements with new franchisees or renew existing franchise agreements without reducing contractual royalty rates or increasing the amount and prevalence of sales incentives; the lack of revenue growth or declining profitability of our franchisees and company owned brokerage operations or declines in other revenue streams; increases in uncollectible accounts receivable and note reserves as a result of the adverse financial effects of the COVID-19 crisis on our franchisees and relocation clients; the potential impact of negative industry or business trends (including further declines in our market capitalization) on our valuation of goodwill and intangibles; the loss of our largest affinity client or multiple significant relocation clients; changes in corporate relocation practices (including in connection with the COVID-19 crisis) resulting in fewer employee relocations, reduced relocation benefits and/or increasing competition in corporate relocation; an increase in the experienced claims losses of our title underwriter; our failure or alleged failure to comply with laws, regulations and regulatory interpretations and any changes or stricter interpretations of any of the foregoing (whether through private litigation or governmental action), including but not limited to (i) state or federal employment laws or regulations that would require reclassification of independent contractor sales agents to employee status, (ii) privacy or data security laws and regulations, (iii) the Real Estate Settlement Procedures Act (RESPA) or other federal or state consumer protection or similar laws and (iv) antitrust laws and regulations; risks related to the impact on our operations and financial results that may be caused by any future meaningful changes in industry operations or structure as a result of governmental pressures (including pressures for lower brokerage commission rates), the actions of certain competitors, the introduction or growth of certain competitive models, changes to the rules of the multiple listing services, or otherwise; and risks and growing costs related to both cybersecurity threats to our data and customer, franchisee, employee and independent sales agent data, as well as those related to our compliance with the growing number of laws, regulations and other requirements related to the protection of personal information.
Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings "Forward-Looking Statements" and "Risk Factors" in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 and our Annual Report on Form 10-K for the year ended December 31, 2019, and our other filings made from

Exhibit 99.1

time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events except as required by law.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, important information regarding such measures is contained in the Tables attached to this release. See Tables 1a, 8a and 9 for definitions of these non-GAAP financial measures and Tables 1a, 5a, 5b, 6a, 6b, 7, 8a and 8b for reconciliations of the historical non-GAAP financial measures to their most comparable GAAP terms.

Investor Contacts:	Media Contacts:
Alicia Swift	Trey Sarten
(973) 407-4669	(973) 407-2162
alicia.swift@realogy.com	trey.sarten@realogy.com

Danielle Kloeblen	Gabriella Chiera
(973) 407-2148	(973) 407-5236
danielle.kloeblen@realogy.com	Gabriella.Chiera@realogy.com

Realogy Reports Financial Results for Third Quarter 2020                        6

Table 1

REALOGY HOLDINGS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues
Gross commission income	$1,458	$1,201	$3,227	$3,310
Service revenue	230	191	553	503
Franchise fees	133	108	289	290
Other	36	50	111	165
Net revenues	1,857	1,550	4,180	4,268
Expenses
Commission and other agent-related costs	1,105	875	2,420	2,405
Operating	342	343	953	1,016
Marketing	56	63	155	200
General and administrative	97	69	230	217
Former parent legacy cost, net	1	1	1	1
Restructuring costs, net	13	11	38	29
Impairments	6	240	460	243
Depreciation and amortization	43	42	134	126
Interest expense, net	48	66	208	209
(Gain) loss on the early extinguishment of debt	—	(10)	8	(5)
Total expenses	1,711	1,700	4,607	4,441
Income (loss) from continuing operations before income taxes, equity in earnings and noncontrolling interests	146	(150)	(427)	(173)
Income tax expense (benefit) from continuing operations	54	(23)	(67)	(22)
Equity in earnings of unconsolidated entities	(53)	(7)	(98)	(15)
Net income (loss) from continuing operations	145	(120)	(262)	(136)

(Loss) income from discontinued operations, net of tax	(3)	8	(17)	(5)
Estimated loss on the sale of discontinued operations, net of tax	(43)	—	(97)	—
Net (loss) income from discontinued operations	(46)	8	(114)	(5)

Net income (loss)	99	(112)	(376)	(141)
Less: Net income attributable to noncontrolling interests	(1)	(1)	(2)	(2)
Net income (loss) attributable to Realogy Holdings	$98	$(113)	$(378)	$(143)

Basic earnings (loss) per share attributable to Realogy Holdings shareholders:
Basic earnings (loss) per share from continuing operations	$1.25	$(1.06)	$(2.29)	$(1.21)
Basic (loss) earnings per share from discontinued operations	(0.40)	0.07	(0.99)	(0.04)
Basic earnings (loss) per share	$0.85	$(0.99)	$(3.28)	$(1.25)
Diluted earnings (loss) per share attributable to Realogy Holdings shareholders:
Diluted earnings (loss) per share from continuing operations	$1.23	$(1.06)	$(2.29)	$(1.21)
Diluted (loss) earnings per share from discontinued operations	(0.39)	0.07	(0.99)	(0.04)
Diluted earnings (loss) per share	$0.84	$(0.99)	$(3.28)	$(1.25)
Weighted average common and common equivalent shares of Realogy Holdings outstanding:
Basic	115.4	114.3	115.2	114.2
Diluted	116.7	114.3	115.2	114.2

Realogy Reports Financial Results for Third Quarter 2020                        7

Table 1a
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION
ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(In millions, except per share data)
We present Adjusted net income (loss) and Adjusted earnings (loss) per share because we believe these measures are useful as supplemental measures in evaluating the performance of our operating businesses and provides greater transparency into our operating results.
Adjusted net income (loss) is defined by us as net income (loss) before: (a) mark-to-market interest rate swap adjustments, whose fair value is subject to movements in LIBOR and the forward yield curve and therefore are subject to significant fluctuations; (b) former parent legacy items, which pertain to liabilities of the former parent for matters prior to mid-2006 and are non-operational in nature; (c) restructuring charges as a result of initiatives currently in progress; (d) the (gain) loss on the early extinguishment of debt that results from refinancing and deleveraging debt initiatives; (e) impairments; (f) the tax effect of the foregoing adjustments and (g) net (income) loss from discontinued operations. The gross amounts for these items as well as the adjustment for income taxes are shown in the table below.
Adjusted earnings (loss) per share is Adjusted net income (loss) divided by the weighted average common and common equivalent shares outstanding.
Set forth in the table below is a reconciliation of Net income (loss) to Adjusted net income for the three and nine months ended September 30, 2020 and 2019:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss) attributable to Realogy Holdings	$98	$(113)	$(378)	$(143)
Addback:
Mark-to-market interest rate swap losses	—	12	59	50
Former parent legacy cost, net	1	1	1	1
Restructuring costs, net	13	11	38	29
Impairments (a)	6	240	460	243
(Gain) loss on the early extinguishment of debt	—	(10)	8	(5)
Adjustments for tax effect (b)	(5)	(69)	(153)	(86)
Net loss (income) from discontinued operations	46	(8)	114	5
Adjusted net income attributable to Realogy Holdings	$159	$64	$149	$94

Earnings (loss) per share attributable to Realogy Holdings:
Basic earnings (loss) per share:	$0.85	$(0.99)	$(3.28)	$(1.25)
Diluted earnings (loss) per share:	$0.84	$(0.99)	$(3.28)	$(1.25)

Adjusted earnings per share attributable to Realogy Holdings:
Adjusted basic earnings per share:	$1.38	$0.56	$1.29	$0.82
Adjusted diluted earnings per share:	$1.36	$0.56	$1.29	$0.82

Weighted average common and common equivalent shares outstanding:
Basic:	115.4	114.3	115.2	114.2
Diluted:	116.7	114.3	115.2	114.2
_______________
(a)Impairments for the three and nine months ended September 30, 2019 primarily include a goodwill impairment charge of $237 million, which reduced the net carrying value of Realogy Brokerage Group by $180 million after accounting for the related income tax benefit of $57 million.
Impairments for the nine months ended September 30, 2020 primarily include a goodwill impairment charge of $413 million, which reduced the net carrying value of Realogy Brokerage Group by $314 million after accounting for the related income tax benefit of $99 million, and an impairment charge of $30 million which reduced the carrying value of trademarks at Realogy Franchise Group.
(b)Reflects tax effect of adjustments at the Company's blended state and federal statutory rate.

Realogy Reports Financial Results for Third Quarter 2020                        8

Table 2
REALOGY HOLDINGS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$380	$235
Trade receivables (net of allowance for doubtful accounts of $13 and $11)	109	79
Other current assets	149	147
Current assets - held for sale	583	750
Total current assets	1,221	1,211
Property and equipment, net	288	308
Operating lease assets, net	477	515
Goodwill	2,887	3,300
Trademarks	643	673
Franchise agreements, net	1,109	1,160
Other intangibles, net	69	72
Other non-current assets	354	304
Total assets	$7,048	$7,543
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$87	$84
Current portion of long-term debt	198	234
Current portion of operating lease liabilities	125	122
Accrued expenses and other current liabilities	439	350
Current liabilities - held for sale	297	356
Total current liabilities	1,146	1,146
Long-term debt	3,159	3,211
Long-term operating lease liabilities	441	467
Deferred income taxes	279	390
Other non-current liabilities	290	233
Total liabilities	5,315	5,447
Commitments and contingencies
Equity:
Realogy Holdings preferred stock: $0.01 par value; 50,000,000 shares authorized, none issued and outstanding at September 30, 2020 and December 31, 2019	—	—
Realogy Holdings common stock: $0.01 par value; 400,000,000 shares authorized, 115,440,569 shares issued and outstanding at September 30, 2020 and 114,355,519 shares issued and outstanding at December 31, 2019	1	1
Additional paid-in capital	4,856	4,842
Accumulated deficit	(3,073)	(2,695)
Accumulated other comprehensive loss	(55)	(56)
Total stockholders' equity	1,729	2,092
Noncontrolling interests	4	4
Total equity	1,733	2,096
Total liabilities and equity	$7,048	$7,543

Realogy Reports Financial Results for Third Quarter 2020                        9

Table 3
REALOGY HOLDINGS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Operating Activities
Net loss	$(376)	$(141)
Net loss from discontinued operations	114	5
Net loss from continuing operations	(262)	(136)
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities:
Depreciation and amortization	134	126
Deferred income taxes	(70)	(29)
Impairments	460	243
Amortization of deferred financing costs and debt discount	8	7
Loss (gain) on the early extinguishment of debt	8	(5)
Equity in earnings of unconsolidated entities	(98)	(15)
Stock-based compensation	18	22
Mark-to-market adjustments on derivatives	59	50
Other adjustments to net loss	—	(3)
Net change in assets and liabilities, excluding the impact of acquisitions and dispositions:
Trade receivables	(30)	(17)
Other assets	13	(6)
Accounts payable, accrued expenses and other liabilities	115	14
Dividends received from unconsolidated entities	59	2
Other, net	(16)	(3)
Net cash provided by operating activities from continuing operations	398	250
Net cash provided by (used in) operating activities from discontinued operations	20	(20)
Net cash provided by operating activities	418	230
Investing Activities
Property and equipment additions	(60)	(71)
Payments for acquisitions, net of cash acquired	(1)	(1)
Investment in unconsolidated entities	(2)	(10)
Other, net	(12)	3
Net cash used in investing activities from continuing operations	(75)	(79)
Net cash used in investing activities from discontinued operations	(9)	(7)
Net cash used in investing activities	$(84)	$(86)

Realogy Reports Financial Results for Third Quarter 2020                        10

	Nine Months Ended September 30,
	2020	2019
Financing Activities
Net change in Revolving Credit Facility	$(50)	$(5)
Proceeds from issuance of Senior Secured Second Lien Notes	550	—
Proceeds from issuance of Senior Notes	—	550
Redemption and repurchases of Senior Notes	(550)	(533)
Amortization payments on term loan facilities	(31)	(22)
Debt issuance costs	(14)	(9)
Cash paid for fees associated with early extinguishment of debt	(7)	(5)
Repurchase of common stock	—	(20)
Dividends paid on common stock	—	(31)
Taxes paid related to net share settlement for stock-based compensation	(5)	(6)
Payments of contingent consideration related to acquisitions	(1)	(3)
Other, net	(22)	(18)
Net cash used in financing activities from continuing operations	(130)	(102)
Net cash used in financing activities from discontinued operations	(73)	(2)
Net cash used in financing activities	(203)	(104)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	—	—
Net increase in cash, cash equivalents and restricted cash	131	40
Cash, cash equivalents and restricted cash, beginning of period	266	238
Cash, cash equivalents and restricted cash, end of period	397	278
Less cash, cash equivalents and restricted cash of discontinued operations, end of period	17	25
Cash, cash equivalents and restricted cash of continuing operations, end of period	$380	$253

Supplemental Disclosure of Cash Flow Information
Interest payments for continuing operations	$128	$124
Income tax (refunds) payments for continuing operations, net	(9)	7

Realogy Reports Financial Results for Third Quarter 2020                        11

Table 4a

REALOGY HOLDINGS CORP.
2020 vs. 2019 KEY DRIVERS

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	% Change		2020	2019	% Change
Realogy Franchise Group (a)
Closed homesale sides	336,737	299,937	12%		778,010	803,976	(3)%
Average homesale price	$367,095	$314,984	17%		$341,427	$312,224	9%
Average homesale broker commission rate	2.48%	2.47%	1	bps	2.48%	2.47%	1	bps
Net royalty per side	$367	$329	12%		$341	$323	6%
Realogy Brokerage Group
Closed homesale sides	101,890	92,399	10%		235,806	248,092	(5)%
Average homesale price	$563,513	$509,425	11%		$537,602	$522,050	3%
Average homesale broker commission rate	2.44%	2.41%	3	bps	2.43%	2.41%	2	bps
Gross commission income per side	$14,315	$13,000	10%		$13,685	$13,343	3%
Realogy Title Group
Purchase title and closing units	45,788	41,619	10%		106,540	111,865	(5)%
Refinance title and closing units	18,387	8,014	129%		44,834	17,295	159%
Average fee per closing unit	$2,239	$2,288	(2)%		$2,189	$2,308	(5)%
_______________
(a)Includes all franchisees except for Realogy Brokerage Group.

Realogy Reports Financial Results for Third Quarter 2020                        12

Table 4b

REALOGY HOLDINGS CORP.
2019 KEY DRIVERS

	Quarter Ended				Year Ended
	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	December 31, 2019
Realogy Franchise Group (a)
Closed homesale sides	202,662	301,377	299,937	257,524	1,061,500
Average homesale price	$298,361	$318,799	$314,984	$322,713	$314,769
Average homesale broker commission rate	2.48%	2.47%	2.47%	2.46%	2.47%
Net royalty per side	$303	$331	$329	$338	$327
Realogy Brokerage Group
Closed homesale sides	60,442	95,251	92,399	77,560	325,652
Average homesale price	$511,922	$540,725	$509,425	$523,024	$522,282
Average homesale broker commission rate	2.41%	2.41%	2.41%	2.39%	2.41%
Gross commission income per side	$13,212	$13,758	$13,000	$13,147	$13,296
Realogy Title Group
Purchase title and closing units	28,044	42,202	41,619	34,345	146,210
Refinance title and closing units	4,011	5,270	8,014	9,294	26,589
Average fee per closing unit	$2,267	$2,356	$2,288	$2,267	$2,297
_______________
(a)Includes all franchisees except for Realogy Brokerage Group.

Realogy Reports Financial Results for Third Quarter 2020                        13

Table 5a
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION - OPERATING EBITDA AND
OPERATING EBITDA INCLUDING DISCONTINUED OPERATIONS
THREE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019
(In millions)
Set forth in the tables below is a reconciliation of Net income (loss) attributable to Realogy Holdings to Operating EBITDA and Operating EBITDA including discontinued operations for the three-month periods ended September 30, 2020 and 2019:

	Three Months Ended September 30,
	2020	2019
Net income (loss) attributable to Realogy Holdings	$98	$(113)
Less: Net (loss) income from discontinued operations	(46)	8
Add: Income tax expense (benefit) from continuing operations	54	(23)
Income (loss) from continuing operations attributable to Realogy Holdings before income taxes	198	(144)
Add: Depreciation and amortization	43	42
Interest expense, net	48	66
Restructuring costs, net (a)	13	11
Impairments (b)	6	240
Former parent legacy cost, net (c)	1	1
Gain on the early extinguishment of debt (c)	—	(10)
Operating EBITDA	309	206
Contribution to Operating EBITDA from discontinued operations	4	17
Operating EBITDA including discontinued operations	$313	$223
The following table reflects Revenue, Operating EBITDA and Operating EBITDA margin by reportable segments:

	Revenues (d)		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2020	2019			2020	2019			2020	2019
Realogy Franchise Group	$262	$240	$22	9%	$196	$170	$26	15%	75%	71%	4
Realogy Brokerage Group	1,479	1,222	257	21	61	31	30	97	4	3	1
Realogy Title Group	213	170	43	25	95	31	64	206	45	18	27
Corporate and Other	(97)	(82)	(15)	*	(43)	(26)	(17)	*
Total	$1,857	$1,550	$307	20%	$309	$206	$103	50%	17%	13%	4
Contribution from discontinued operations					4	17
Total including discontinued operations					$313	$223
The following table reflects Realogy Franchise and Brokerage Groups' results before the intercompany royalties and marketing fees, as well as on a combined basis to show the Operating EBITDA contribution of these business units to the overall Operating EBITDA of the Company:

	Revenues		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2020	2019			2020	2019			2020	2019
Realogy Franchise Group (e)	$165	$158	$7	4%	$99	$88	$11	13%	60%	56%	4
Realogy Brokerage Group (e)	1,479	1,222	257	21	158	113	45	40	11	9	2
Realogy Franchise and Brokerage Groups Combined	$1,644	$1,380	$264	19%	$257	$201	$56	28%	16%	15%	1
_______________

* not meaningful.
(a)Restructuring charges incurred for the three months ended September 30, 2020 include $11 million at Realogy Brokerage Group and $2 million at Corporate and Other. Restructuring charges incurred for the three months ended September 30, 2019 include $2 million at Realogy Franchise Group, $8 million at Realogy Brokerage Group and $1 million at Corporate and Other.
(b)Impairments for the three months ended September 30, 2020 relate to lease asset impairments. Impairments for the three months ended September 30, 2019 include a goodwill impairment charge of $237 million (which reduced the net carrying value of Realogy Brokerage Group by $180 million after accounting for the related income tax benefit of $57 million) and $3 million related to lease asset impairments.
(c)Former parent legacy items and Gain on the early extinguishment of debt are recorded in Corporate and Other.

Realogy Reports Financial Results for Third Quarter 2020                        14

(d)Includes the elimination of transactions between segments, which consists of intercompany royalties and marketing fees paid by Realogy Brokerage Group of $97 million and $82 million during the three months ended September 30, 2020 and 2019, respectively.
(e)The segment numbers noted above do not reflect the impact of intercompany royalties and marketing fees paid by Realogy Brokerage Group to Realogy Franchise Group of $97 million and $82 million during the three months ended September 30, 2020 and 2019, respectively.

Realogy Reports Financial Results for Third Quarter 2020                        15

Table 5b
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION - OPERATING EBITDA AND
OPERATING EBITDA INCLUDING DISCONTINUED OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019
(In millions)
Set forth in the tables below is a reconciliation of Net loss attributable to Realogy Holdings to Operating EBITDA and Operating EBITDA including discontinued operations for the nine-month periods ended September 30, 2020 and 2019:

	Nine Months Ended September 30,
	2020	2019
Net loss attributable to Realogy Holdings	$(378)	$(143)
Less: Net loss from discontinued operations	(114)	(5)
Add: Income tax benefit from continuing operations	(67)	(22)
Loss from continuing operations attributable to Realogy Holdings before income taxes	(331)	(160)
Add: Depreciation and amortization	134	126
Interest expense, net	208	209
Restructuring costs, net (a)	38	29
Impairments (b)	460	243
Former parent legacy cost, net (c)	1	1
Loss (gain) on the early extinguishment of debt (c)	8	(5)
Operating EBITDA	518	443
Contribution to Operating EBITDA from discontinued operations	2	21
Operating EBITDA including discontinued operations	$520	$464
The following table reflects Revenue, Operating EBITDA and Operating EBITDA margin by reportable segments:

	Revenues (d)		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2020	2019			2020	2019			2020	2019
Realogy Franchise Group	$609	$679	$(70)	(10)%	$419	$448	$(29)	(6)%	69%	66%	3
Realogy Brokerage Group	3,281	3,369	(88)	(3)	25	16	9	56	1	—	1
Realogy Title Group	510	444	66	15	168	54	114	211	33	12	21
Corporate and Other	(220)	(224)	4	*	(94)	(75)	(19)	*
Total	$4,180	$4,268	$(88)	(2)%	$518	$443	$75	17%	12%	10%	2
Contribution from discontinued operations					2	21
Total including discontinued operations					$520	$464
The following table reflects Realogy Franchise and Brokerage Groups' results before the intercompany royalties and marketing fees, as well as on a combined basis to show the Operating EBITDA contribution of these business units to the overall Operating EBITDA of the Company:

	Revenues		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2020	2019			2020	2019			2020	2019
Realogy Franchise Group (e)	$389	$455	$(66)	(15)%	$199	$224	$(25)	(11)%	51%	49%	2
Realogy Brokerage Group (e)	3,281	3,369	(88)	(3)	245	240	5	2	7	7	—
Realogy Franchise and Brokerage Groups Combined	$3,670	$3,824	$(154)	(4)%	$444	$464	$(20)	(4)%	12%	12%	—
_______________

* not meaningful.
(a)Restructuring charges incurred for the nine months ended September 30, 2020 include $1 million at Realogy Franchise Group, $32 million at Realogy Brokerage Group, $3 million at Realogy Title Group and $2 million at Corporate and Other. Restructuring charges incurred for the nine months ended September 30, 2019 include $3 million at Realogy Franchise Group, $18 million at Realogy Brokerage Group, $2 million at Realogy Title Group and $6 million at Corporate and Other.
(b)Impairments for the nine months ended September 30, 2020 include a goodwill impairment charge of $413 million (which reduced the net carrying value of Realogy Brokerage Group by $314 million after accounting for the related income tax benefit of $99 million), an impairment charge of $30 million (which reduced the carrying value of trademarks at Realogy Franchise Group) and $17 million related

Realogy Reports Financial Results for Third Quarter 2020                        16

to lease asset impairments. Impairments for the nine months ended September 30, 2019 include a goodwill impairment charge of $237 million (which reduced the net carrying value of Realogy Brokerage Group by $180 million after accounting for the related income tax benefit of $57 million) and $6 million related to lease asset impairments.
(c)Former parent legacy items and Loss (gain) on the early extinguishment of debt are recorded in Corporate and Other.
(d)Includes the elimination of transactions between segments, which consists of intercompany royalties and marketing fees paid by Realogy Brokerage Group of $220 million and $224 million during the nine months ended September 30, 2020 and 2019, respectively.
(e)The segment numbers noted above do not reflect the impact of intercompany royalties and marketing fees paid by Realogy Brokerage Group to Realogy Franchise Group of $220 million and $224 million during the nine months ended September 30, 2020 and 2019, respectively.

Realogy Reports Financial Results for Third Quarter 2020                        17

Table 6a
REALOGY HOLDINGS CORP.
SELECTED 2020 FINANCIAL DATA
(In millions)

	Three Months Ended
	March 31,	June 30,	September 30,
	2020	2020	2020
Net revenues (a)
Realogy Franchise Group	$168	$179	$262
Realogy Brokerage Group	869	933	1,479
Realogy Title Group	137	160	213
Corporate and Other	(58)	(65)	(97)
Total	$1,116	$1,207	$1,857

Operating EBITDA
Realogy Franchise Group	$101	$122	$196
Realogy Brokerage Group	(51)	15	61
Realogy Title Group	12	61	95
Corporate and Other	(25)	(26)	(43)
Total	$37	$172	$309

Non-GAAP Reconciliation - Operating EBITDA
Operating EBITDA	$37	$172	$309
Contribution from discontinued operations	(5)	3	4
Operating EBITDA including discontinued operations	32	175	313

Less: Depreciation and amortization	45	46	43
Interest expense, net	101	59	48
Income tax (benefit) expense	(132)	11	54
Restructuring costs, net (b)	11	14	13
Impairments (c)	447	7	6
Former parent legacy cost, net (d)	—	—	1
Loss on the early extinguishment of debt (d)	—	8	—
Adjustments attributable to discontinued operations (e)	22	44	50
Net (loss) income attributable to Realogy Holdings	$(462)	$(14)	$98
_______________
(a)Transactions between segments are eliminated in consolidation. Revenues for Realogy Franchise Group include intercompany royalties and marketing fees paid by Realogy Brokerage Group of $58 million, $65 million and $97 million for the three months ended March 31, 2020, June 30, 2020 and September 30, 2020, respectively. Such amounts are eliminated through Corporate and Other.
Revenues for Realogy Franchise Group include $2 million, $3 million and $3 million of intercompany referral commissions related to Realogy Advantage Broker Network paid by Realogy Brokerage Group during the three months ended March 31, 2020, June 30, 2020 and September 30, 2020, respectively. Such amounts are recorded as contra-revenues by Realogy Brokerage Group.
(b)Includes restructuring charges broken down by business unit as follows:

	Three Months Ended
	March 31,	June 30,	September 30,
	2020	2020	2020
Realogy Franchise Group	$1	$—	$—
Realogy Brokerage Group	9	12	11
Realogy Title Group	1	2	—
Corporate and Other	$—	$—	$2
Total Company	$11	$14	$13
(c)Impairments for the three months ended March 31, 2020 include a goodwill impairment charge of $413 million (which reduced the net carrying value of Realogy Brokerage Group by $314 million after accounting for the related income tax benefit of $99 million) and an impairment charge of $30 million (which reduced the carrying value of trademarks at Realogy Franchise Group). In addition, the three months ended March 31, 2020, June 30, 2020 and September 30, 2020 include charges primarily related to lease asset impairments of $4 million, $7 million and $6 million, respectively.
(d)Former parent legacy items and Loss on the early extinguishment of debt are recorded in Corporate and Other.
(e)Includes depreciation and amortization, interest expense, income tax and restructuring charges related to discontinued operations. In addition, includes the adjustment to record assets and liabilities held for sale at the lower of carrying value or fair value less any costs to sell based on a market price that is reasonable in relation to fair value.

Realogy Reports Financial Results for Third Quarter 2020                        18

Table 6b
REALOGY HOLDINGS CORP.
SELECTED 2019 FINANCIAL DATA
(In millions)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2019	2019	2019	2019	2019
Net revenues (a)
Realogy Franchise Group	$179	$260	$240	$207	$886
Realogy Brokerage Group	816	1,331	1,222	1,040	4,409
Realogy Title Group	114	160	170	152	596
Corporate and Other	(55)	(87)	(82)	(69)	(293)
Total	$1,054	$1,664	$1,550	$1,330	$5,598

Operating EBITDA
Realogy Franchise Group	$98	$180	$170	$140	$588
Realogy Brokerage Group	(62)	47	31	(12)	4
Realogy Title Group	(9)	32	31	14	68
Corporate and Other	(25)	(24)	(26)	(23)	(98)
Total	$2	$235	$206	$119	$562

Non-GAAP Reconciliation - Operating EBITDA
Operating EBITDA	$2	$235	$206	$119	$562
Contribution from discontinued operations	(6)	10	17	7	28
Operating EBITDA including discontinued operations	(4)	245	223	126	590

Less: Depreciation and amortization	41	43	42	43	169
Interest expense, net	63	80	66	40	249
Income tax (benefit) expense	(32)	33	(23)	—	(22)
Restructuring costs, net (b)	9	9	11	13	42
Impairments (c)	1	2	240	6	249
Former parent legacy cost, net (d)	—	—	1	—	1
Loss (gain) on the early extinguishment of debt (d)	5	—	(10)	—	(5)
Adjustments attributable to discontinued operations (e)	8	9	9	69	95
Net (loss) income attributable to Realogy Holdings	$(99)	$69	$(113)	$(45)	$(188)
_______________
(a)Transactions between segments are eliminated in consolidation. Revenues for Realogy Franchise Group include intercompany royalties and marketing fees paid by Realogy Brokerage Group of $55 million, $87 million, $82 million and $69 million for the three months ended March 31, 2019, June 30, 2019, September 30, 2019 and December 31, 2019, respectively. Such amounts are eliminated through Corporate and Other.
Revenues for Realogy Franchise Group include $3 million, $5 million, $6 million and $4 million of intercompany referral commissions related to Realogy Advantage Broker Network paid by Realogy Brokerage Group during the three months ended March 31, 2019, June 30, 2019, September 30, 2019 and December 31, 2019, respectively. Such amounts are recorded as contra-revenues by Realogy Brokerage Group.
(b)Includes restructuring charges broken down by business unit as follows:

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2019	2019	2019	2019	2019
Realogy Franchise Group	$—	$1	$2	$1	$4
Realogy Brokerage Group	4	6	8	7	25
Realogy Title Group	1	1	—	1	3
Corporate and Other	4	1	1	4	10
Total Company	$9	$9	$11	$13	$42
(c)Impairments for the three months ended September 30, 2019 and the year ended December 31, 2019 include a goodwill impairment charge of $237 million (which reduced the net carrying value of Realogy Brokerage Group by $180 million after accounting for the related income tax benefit of $57 million). In addition, the three months ended March 31, 2019, June 30, 2019, September 30, 2019 and December 31, 2019 include charges primarily related to lease asset impairments of $1 million, $2 million, $3 million and $6 million, respectively.
(d)Former parent legacy items and Loss (gain) on the early extinguishment of debt are recorded in Corporate and Other.
(e)Includes depreciation and amortization, interest expense, income tax and restructuring charges related to discontinued operations. In addition, the three months and year ended December 31, 2019 includes the estimated loss on the sale of discontinued operations of $22 million and the related tax expense of $38 million.

Realogy Reports Financial Results for Third Quarter 2020                        19

Table 6c

REALOGY HOLDINGS CORP.
2019 CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2019	2019	2019	2019	2019
Revenues
Gross commission income	$799	$1,310	$1,201	$1,020	$4,330
Service revenue	129	183	191	170	673
Franchise fees	70	112	108	96	386
Other	56	59	50	44	209
Net revenues	1,054	1,664	1,550	1,330	5,598
Expenses
Commission and other agent-related costs	575	955	875	751	3,156
Operating	330	343	343	329	1,345
Marketing	68	69	63	62	262
General and administrative	80	68	69	71	288
Former parent legacy cost, net	—	—	1	—	1
Restructuring costs, net	9	9	11	13	42
Impairments	1	2	240	6	249
Depreciation and amortization	41	43	42	43	169
Interest expense, net	63	80	66	40	249
Loss (gain) on the early extinguishment of debt	5	—	(10)	—	(5)
Total expenses	1,172	1,569	1,700	1,315	5,756
(Loss) income from continuing operations before income taxes, equity in earnings and noncontrolling interests	(118)	95	(150)	15	(158)
Income tax (benefit) expense from continuing operations	(32)	33	(23)	—	(22)
Equity in earnings of unconsolidated entities	(1)	(7)	(7)	(3)	(18)
Net (loss) income from continuing operations	(85)	69	(120)	18	(118)

(Loss) income from discontinued operations, net of tax	(14)	1	8	(2)	(7)
Estimated loss on the sale of discontinued operations, net of tax	—	—	—	(60)	(60)
Net (loss) income from discontinued operations	(14)	1	8	(62)	(67)

Net (loss) income	(99)	70	(112)	(44)	(185)
Less: Net income attributable to noncontrolling interests	—	(1)	(1)	(1)	(3)
Net (loss) income attributable to Realogy Holdings	$(99)	$69	$(113)	$(45)	$(188)

Basic (loss) earnings per share attributable to Realogy Holdings shareholders:
Basic (loss) earnings per share from continuing operations	$(0.75)	$0.59	$(1.06)	$0.15	$(1.06)
Basic (loss) earnings per share from discontinued operations	(0.12)	0.01	0.07	(0.54)	(0.59)
Basic (loss) earnings per share	$(0.87)	$0.60	(0.99)	(0.39)	(1.65)
Diluted (loss) earnings per share attributable to Realogy Holdings shareholders:
Diluted (loss) earnings per share from continuing operations	$(0.75)	$0.59	$(1.06)	$0.15	$(1.06)
Diluted (loss) earnings per share from discontinued operations	(0.12)	0.01	0.07	(0.54)	(0.59)
Diluted (loss) earnings per share	$(0.87)	$0.60	$(0.99)	$(0.39)	$(1.65)
Weighted average common and common equivalent shares of Realogy Holdings outstanding:
Basic	114.0	114.3	114.3	114.3	114.2
Diluted	114.0	114.9	114.3	114.3	114.2

Realogy Reports Financial Results for Third Quarter 2020                        20

Table 7
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION - FREE CASH FLOW AND
FREE CASH FLOW INCLUDING DISCONTINUED OPERATIONS
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019
(In millions)
A reconciliation of net income (loss) attributable to Realogy Holdings to Free Cash Flow and Free Cash Flow including discontinued operations is set forth in the following table:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss) attributable to Realogy Holdings	$98	$(113)	$(378)	$(143)
Less: Net (loss) income from discontinued operations	(46)	8	(114)	(5)
Net income (loss) from continuing operations attributable to Realogy Holdings	144	(121)	(264)	(138)
Income tax expense (benefit), net of payments	63	(24)	(58)	(29)
Interest expense, net	48	66	208	209
Cash interest payments	(26)	(29)	(128)	(124)
Depreciation and amortization	43	42	134	126
Capital expenditures	(19)	(21)	(60)	(71)
Restructuring costs and former parent legacy items, net of payments	7	2	12	1
Impairments	6	240	460	243
(Gain) loss on the early extinguishment of debt	—	(10)	8	(5)
Working capital adjustments	78	(29)	26	(33)
Free Cash Flow	344	116	338	179
Contribution from discontinued operations	51	58	(51)	(30)
Free Cash Flow including discontinued operations	$395	$174	$287	$149
A reconciliation of net cash provided by operating activities to Free Cash Flow and Free Cash Flow including discontinued operations is set forth in the following table:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net cash provided by operating activities	$385	$174	$418	$230
Less: Net cash provided by (used in) operating activities from discontinued operations	22	37	20	(20)
Net cash provided by operating activities from continuing operations	363	137	398	250
Property and equipment additions	(19)	(21)	(60)	(71)
Effect of exchange rates on cash and cash equivalents	—	—	—	—
Free Cash Flow	344	116	338	179
Contribution from discontinued operations	51	58	(51)	(30)
Free Cash Flow including discontinued operations	$395	$174	$287	$149

Net cash used in investing activities	$(21)	$(24)	$(84)	$(86)
Net cash used in financing activities	$(671)	$(150)	$(203)	$(104)

Realogy Reports Financial Results for Third Quarter 2020                        21

Table 8a

NON-GAAP RECONCILIATION - SENIOR SECURED LEVERAGE RATIO
FOR THE FOUR-QUARTER PERIOD ENDED SEPTEMBER 30, 2020
(In millions)
The senior secured leverage ratio is tested quarterly pursuant to the terms of the senior secured credit facilities*. For the four-quarter period ended September 30, 2020, Realogy Group LLC was required to maintain a senior secured leverage ratio not exceed 6.50 to 1.00. The senior secured leverage ratio is measured by dividing Realogy Group LLC's total senior secured net debt by the trailing four quarters EBITDA calculated on a Pro Forma Basis, as those terms are defined in the Senior Secured Credit Agreement. Total senior secured net debt does not include the 7.625% Senior Secured Second Lien Notes, our unsecured indebtedness, including the Unsecured Notes, or the securitization obligations. EBITDA calculated on a Pro Forma Basis, as defined in the Senior Secured Credit Agreement, includes adjustments to Operating EBITDA for retention and disposition costs, non-cash charges and incremental securitization interest costs, as well as pro forma cost savings for restructuring initiatives, the pro forma effect of business optimization initiatives and the pro forma effect of acquisitions and new franchisees, in each case calculated as of the beginning of the trailing four-quarter period. The Company was in compliance with the senior secured leverage ratio covenant at September 30, 2020 with a ratio of 2.29 to 1.00.
A reconciliation of net loss attributable to Realogy Group to Operating EBITDA including discontinued operations, Operating EBITDA and EBITDA calculated on a Pro Forma Basis, as those terms are defined in the Senior Secured Credit Agreement, for the four-quarter period ended September 30, 2020 is set forth in the following table:

		Less	Equals	Plus	Equals
	Year Ended	Nine Months Ended	Three Months Ended	Nine Months Ended	Twelve Months Ended
	December 31, 2019	September 30, 2019	December 31, 2019	September 30, 2020	September 30, 2020
Net loss attributable to Realogy Group (a)	$(188)	$(143)	$(45)	$(378)	$(423)
Income tax benefit	(22)	(22)	—	(67)	(67)
Loss before income taxes	(210)	(165)	(45)	(445)	(490)
Depreciation and amortization	169	126	43	134	177
Interest expense, net	249	209	40	208	248
Restructuring costs, net	42	29	13	38	51
Impairments	249	243	6	460	466
Former parent legacy cost, net	1	1	—	1	1
(Gain) loss on the early extinguishment of debt	(5)	(5)	—	8	8
Adjustments attributable to discontinued operations (b)	95	26	69	116	185
Operating EBITDA including discontinued operations (c)	590	464	126	520	646
Less: Contribution to Operating EBITDA from discontinued operations					9
Operating EBITDA					637
Bank covenant adjustments:
Pro forma effect of business optimization initiatives (d)					49
Non-cash charges (e)					29
Pro forma effect of acquisitions and new franchisees (f)					6
EBITDA as defined by the Senior Secured Credit Agreement*					$721
Total senior secured net debt (g)					$1,654
Senior secured leverage ratio*					2.29	x
_______________
(a)Net loss attributable to Realogy consists of: (i) loss of $45 million for the fourth quarter of 2019, (ii) loss of $462 million for the first quarter of 2020, (iii) loss of $14 million for the second quarter of 2020 and (iv) income of $98 million for the third quarter of 2020.
(b)Includes depreciation and amortization, interest expense, income tax and restructuring charges related to discontinued operations. In addition, includes the adjustment to record assets and liabilities held for sale at the lower of carrying value or fair value less any costs to sell based on a market price that is reasonable in relation to fair value.

Realogy Reports Financial Results for Third Quarter 2020                        22

(c)Consists of Operating EBITDA including discontinued operations of: (i) $126 million for the fourth quarter of 2019, (ii) $32 million for the first quarter of 2020, (iii) $175 million for the second quarter of 2020 and (iv) $313 million for the third quarter of 2020.
(d)Represents the four-quarter pro forma effect of business optimization initiatives.
(e)Represents the elimination of non-cash expenses including $24 million of stock-based compensation expense, $4 million for the change in the allowance for doubtful accounts and notes reserves and $1 million of other items for the four-quarter period ended September 30, 2020.
(f)Represents the estimated impact of acquisitions and franchise sales activity, net of brokerages that exited our franchise system as if these changes had occurred on October 1, 2019. Franchisee sales activity is comprised of new franchise agreements as well as growth through acquisitions and independent sales agent recruitment by existing franchisees with our assistance. We have made a number of assumptions in calculating such estimates and there can be no assurance that we would have generated the projected levels of Operating EBITDA had we owned the acquired entities or entered into the franchise contracts as of October 1, 2019.
(g)Represents total borrowings under the senior secured credit facilities (including the Revolving Credit Facility and Term Loan B Facility) and Term Loan A Facility and borrowings secured by a first priority lien on our assets of $1,884 million plus $33 million of finance lease obligations less $263 million of readily available cash as of September 30, 2020. Pursuant to the terms of our senior secured credit facilities, total senior secured net debt does not include our securitization obligations, 7.625% Senior Secured Second Lien Notes or unsecured indebtedness, including the Unsecured Notes.

* Our senior secured credit facilities include the facilities under our Amended and Restated Credit Agreement dated as of March 5, 2013, as amended from time to time (the "Senior Secured Credit Agreement"), and the Term Loan A Agreement dated as of October 23, 2015 (the "Term Loan A Agreement"), as amended from time to time. Our Senior Secured Second Lien Notes include our 7.625% Senior Secured Second Lien Notes due 2025.
On July 24, 2020, Realogy Group LLC entered into amendments to the Senior Secured Credit Agreement and Term Loan A Agreement (referred to collectively herein as the “Amendments”), pursuant to which the senior secured leverage ratio (the financial covenant under such agreements) has been temporarily eased and certain other covenants have been temporarily tightened during the covenant period. See the Company's Current Report on Form 8-K filed on July 30, 2020 for additional information.
Pursuant to the Amendments, the definition of "Consolidated Net Income" (as defined in the Senior Secured Credit Agreement) should be adjusted for discontinued operations (pending divestiture) solely for purposes of calculating compliance with the senior secured leverage ratio. Such adjustment is not reflected in the calculation above for consistency with the presentation of Consolidated Leverage Ratio under the 9.375% Senior Notes and 7.625% Senior Secured Second Lien Notes. Had discontinued operations been included for the four-quarter period ended September 30, 2020, the senior secured leverage ratio for the four-quarter period ended September 30, 2020 would have been 2.24x.

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Table 8b

NET DEBT LEVERAGE RATIO
FOR THE FOUR-QUARTER PERIOD ENDED SEPTEMBER 30, 2020
(In millions)
Net corporate debt (excluding securitizations) divided by EBITDA calculated on a Pro Forma Basis, as those terms are defined in the senior secured credit facilities, for the four-quarter period ended September 30, 2020 (referred to as net debt leverage ratio) is set forth in the following table:

	As of September 30, 2020
Revolver	$140
Term Loan A	694
Term Loan B	1,050
7.625% Senior Secured Second Lien Notes	550
4.875% Senior Notes	407
9.375% Senior Notes	550
Finance lease obligations	33
Corporate Debt (excluding securitizations)	3,424
Less: Cash and cash equivalents	379
Net Corporate Debt (excluding securitizations)	$3,045

EBITDA as defined by the Senior Secured Credit Agreement (a)	$721

Net Debt Leverage Ratio (b)	4.2	x
_______________
(a)See Table 8a for a reconciliation of Net loss attributable to Realogy Group to EBITDA as defined by the Senior Secured Credit Agreement.
(b)Net Debt Leverage Ratio is substantially similar to Consolidated Leverage Ratio (as defined under the indentures governing the 9.375% Notes and 7.625% Senior Secured Second Lien Notes), except that when the Consolidated Leverage Ratio is measured at March 31 of any given year, the calculation includes a positive $200 million seasonality adjustment to cash and cash equivalents. In addition, the indentures do not allow for the adjustment to Consolidated Net Income (as defined in the indentures) described in the asterisk footnote to Table 8a.

Realogy Reports Financial Results for Third Quarter 2020                        24

Table 9
Non-GAAP Definitions
Adjusted net income (loss) is defined by us as net income (loss) before mark-to-market interest rate swap adjustments, former parent legacy items, restructuring charges, the (gain) loss on the early extinguishment of debt, impairments, the tax effect of the foregoing adjustments and net income (loss) from discontinued operations. The gross amounts for these items as well as the adjustment for income taxes are presented.
Operating EBITDA is defined by us as net income (loss) before depreciation and amortization, interest expense, net, income taxes, and other items that are not core to the operating activities of the Company such as restructuring charges, former parent legacy items, gains or losses on the early extinguishment of debt, impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets. Operating EBITDA is our primary non-GAAP measure.
We present Operating EBITDA because we believe it is useful as a supplemental measure in evaluating the performance of our operating businesses and provides greater transparency into our results of operations. Our management, including our chief operating decision maker, uses Operating EBITDA as a factor in evaluating the performance of our business. Operating EBITDA should not be considered in isolation or as a substitute for net income or other statement of operations data prepared in accordance with GAAP.
We believe Operating EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation, the age and book depreciation of facilities (affecting relative depreciation expense) and the amortization of intangibles, as well as other items that are not core to the operating activities of the Company such as restructuring charges, gains or losses on the early extinguishment of debt, former parent legacy items, impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets, which may vary for different companies for reasons unrelated to operating performance. We further believe that Operating EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Operating EBITDA measure when reporting their results.
Operating EBITDA has limitations as an analytical tool, and you should not consider Operating EBITDA either in isolation or as a substitute for analyzing our results as reported under GAAP. Some of these limitations are:
•this measure does not reflect changes in, or cash required for, our working capital needs;
•this measure does not reflect our interest expense (except for interest related to our securitization obligations), or the cash requirements necessary to service interest or principal payments on our debt;
•this measure does not reflect our income tax expense or the cash requirements to pay our taxes;
•this measure does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and this measure does not reflect any cash requirements for such replacements; and
•other companies may calculate this measure differently so they may not be comparable.
Operating EBITDA including discontinued operations includes Operating EBITDA, as defined above plus the Operating EBITDA contribution from discontinued operations on the same basis.
Free Cash Flow is defined as net income (loss) attributable to Realogy before income tax expense (benefit), net of payments, interest expense, net, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, impairments, (gain) loss on the early extinguishment of debt and working capital adjustments. Free Cash Flow including discontinued operations includes Free Cash Flow, as defined above plus the Free Cash Flow contribution from discontinued operations on the same basis. We use Free Cash Flow in our internal evaluation of operating effectiveness and decisions regarding the allocation of resources, as well as measuring the Company's ability to generate cash. Since Free Cash Flow can be viewed as both a performance measure and a cash flow measure, the Company has provided a reconciliation to both net income attributable to Realogy Holdings and net cash provided by operating activities. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance

Realogy Reports Financial Results for Third Quarter 2020                        25

with GAAP or as an indicator of the Company’s operating performance or liquidity. Free Cash Flow may differ from similarly titled measures presented by other companies.
We present Operating EBITDA including discontinued operations and Free Cash Flow including discontinued operations to facilitate period over period results, however, these non-GAAP terms are subject to the same limitations noted above for Operating EBITDA and Free Cash Flow and, in addition, include the add-back of earnings and cash from discontinued operations, which is not indicative of the results of our continuing operations.